Exhibit (d)(1)(d)

MAINSTAY VP FUNDS TRUST

AMENDMENT TO THE AMENDED AND RESTATED MANAGEMENT AGREEMENT

This Amendment to the Amended and Restated Management Agreement, is effective as of the 13th day of March, 2017, between MainStay VP Funds Trust, a Delaware statutory trust (the “Trust”), on behalf of its series as set forth on Schedule A (each, a “Portfolio” and collectively, the “Portfolios”), and New York Life Investment Management LLC, a Delaware limited liability company (the “Manager”).

WHEREAS, the parties hereto have entered into an Amended and Restated Management Agreement, dated May 1, 2015, as amended (the “Agreement”); and

WHEREAS, the parties hereby wish to amend Schedule A of the Agreement to reflect: (i) the revision of the MainStay VP ICAP Select Equity Portfolio to the MainStay VP Epoch U.S. Equity Yield Portfolio; (ii) revised fee schedules for the MainStay VP Emerging Markets Equity Portfolio and MainStay VP U.S. Government Money Market Portfolio; and (iii) the addition of the MainStay VP Indexed Bond Portfolio.

NOW, THEREFORE, the parties agree as follows:

(i)	Effective March 13, 2017, Schedule A is hereby amended by deleting it in its entirety and replacing it with the Schedule attached hereto.

[The remainder of this page has been left blank intentionally.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers and attested as of the date first written above.

NEW YORK LIFE INVESTMENT MANAGEMENT LLC

Attest:	/s/ Thomas Lynch	By:	/s/ Yie-Hsin Hung
Name:	Thomas Lynch	Name:	Yie-Hsin Hung
Title:	Director and Associate	Title:	Chief Executive Officer
General Counsel

MAINSTAY VP FUNDS TRUST

Attest:	/s/ Thomas Lynch	By:	/s/ Stephen P. Fisher
Name:	Thomas Lynch	Name:	Stephen P. Fisher
Title:	Assistant Secretary	Title:	President

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SCHEDULE A

(As of March 13, 2017)

For all services rendered by the Manager hereunder, each Portfolio of the Trust shall pay the Manager and the Manager agrees to accept as full compensation for all services rendered hereunder, an annual fee equal to the following:

PORTFOLIO	ANNUAL RATE AS A PERCENTAGE OF DAILY NET ASSETS
MainStay VP Absolute Return Multi-Strategy Portfolio	1.25% on all assets*

MainStay VP Balanced Portfolio	0.70% up to $1 billion; and 0.65% from $1 billion to $2 billion; and 0.60% in excess of $2 billion

MainStay VP Bond Portfolio	0.50% up to $500 million; 0.475% from $500 million to $1 billion; 0.45% from $1 billion to $3 billion; and 0.44% in excess of $3 billion

MainStay VP Cash Management Portfolio	0.45% up to $500 million; 0.40% from $500 million to $1 billion; and 0.35% in excess of $1 billion

MainStay VP Common Stock Portfolio	0.55% up to $500 million; 0.525% from $500 million to $1 billion; and 0.50% in excess of $1 billion

MainStay VP Conservative Allocation Portfolio	0.00%

MainStay VP Convertible Portfolio	0.60% up to $500 million; 0.55% from $500 million to $1 billion; and 0.50% in excess of $1 billion

MainStay VP Cornerstone Growth Portfolio	0.70% up to $500 million; 0.65% from $500 million to $1 billion; 0.625% from $1 billion to $2 billion; and 0.60% in excess of $2 billion

MainStay VP Cushing Renaissance Advantage Portfolio	1.25% on all assets

MainStay VP Emerging Markets Equity Portfolio (effective May 1, 2017)	1.05% up to $1 billion; and 1.025% in excess of $1 billion

MainStay VP Eagle Small Cap Growth Portfolio	0.81% on all assets

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PORTFOLIO	ANNUAL RATE AS A PERCENTAGE OF DAILY NET ASSETS
MainStay VP Epoch U.S. Equity Yield Portfolio (formerly MainStay VP ICAP Select Equity Portfolio)	0.70% up to $500 million; 0.68% from $500 million to $1 billion; 0.66% from $1 billion to $2 billion; and 0.6570% in excess of $2 billion

MainStay VP Epoch U.S. Small Cap Portfolio	0.80% up to $200 million; 0.75% from $200 million to $500 million; 0.725% from $500 million to $1 billion; and 0.70% in excess of $1 billion

MainStay VP Floating Rate Portfolio	0.60% up to $1 billion; 0.575% from $1 billion to $3 billion; and 0.565% in excess of $3 billion

MainStay VP Government Portfolio	0.25% up to $500 million; 0.2375% from $500 million to $1 billion; and 0.225% in excess of $1 billion

MainStay VP Growth Allocation Portfolio	0.00%

MainStay VP High Yield Corporate Bond Portfolio	0.57% up to $1 billion; 0.55% from $1 billion to $5 billion; and 0.525% in excess of $5 billion

MainStay VP ICAP Select Equity Portfolio	0.80% up to $250 million; 0.75% from $250 million to $1 billion; and 0.74% in excess of $1 billion

MainStay VP Indexed Bond Portfolio (effective May 1, 2017)	0.25% up to $1 billion; and 0.20% in excess of $1 billion

MainStay VP Income Builder Portfolio	0.57% up to $1 billion; and 0.55% in excess of $1 billion

MainStay VP International Equity Portfolio	0.89% up to $500 million; and 0.85% in excess of $500 million

MainStay VP Janus Balanced Portfolio	0.55% on all assets

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PORTFOLIO	ANNUAL RATE AS A PERCENTAGE OF DAILY NET ASSETS
MainStay VP Large Cap Growth Portfolio

0.75% up to $500 million;

0.725% from $500 million to $750 million;

0.71% from $750 million to $1 billion;

0.70% from $1 billion to $2 billion;

0.66% from $2 billion to $3 billion;

0.61% from $3 billion to $7 billion;

0.585% from $7 billion to $9 billion; and

0.575% in excess of $9 billion

MainStay VP MFS Utilities Portfolio	0.73% up to $1 billion; and 0.70% in excess of $1 billion

MainStay VP Mid Cap Core Portfolio	0.85% up to $1 billion; and 0.80% in excess of $1 billion

MainStay VP Moderate Allocation Portfolio	0.00%

MainStay VP Moderate Growth Allocation Portfolio	0.00%

MainStay VP PIMCO Real Return Portfolio	0.50% on all assets

MainStay VP S&P 500 Index Portfolio	0.25% up to $1 billion; 0.225% from $1 billion to $2 billion; 0.215% from $2 billion to $3 billion; and 0.20% in excess of $3 billion

MainStay VP Small Cap Core Portfolio	0.85% up to $1 billion; and 0.80% in excess of $1 billion

MainStay T. Rowe Price Equity Income Portfolio	0.75% up to $500 million; and 0.725% in excess of $500 million

MainStay VP Unconstrained Bond Portfolio	0.60% up to $500 million; 0.55% from $ 500 million to $1 billion; 0.50% from $1 billion to $5 billion; and 0.475% in excess of $5 billion

MainStay VP U.S. Government Money Market Portfolio (effective May 1, 2017)	0.40% up to $500 million; 0.35% from $500 million to $1 billion; and 0.30% in excess of $1 billion

MainStay VP VanEck Global Hard Assets Portfolio	0.89% up to $1 billion; and 0.88% in excess of $1 billion

*The Manager agrees to waive the Portfolio’s management fee in an amount equal to any management fees paid to the Manager by the Portfolio’s Cayman Subsidiary, as defined in the Portfolio’s prospectus. The Manager may no terminate this agreement to waive management fees, which will remain in effect for as long as the Manager’s management agreement with the Portfolio’s Cayman Subsidiary is in place.

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